Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                                 PRIMACIDE, INC.

         I, the undersigned natural person of the age of eighteen years or older, acting as the incorporator of a corporation under the Delaware General Corporation Law, as amended (hereinafter called the "Act"), hereby adopt the following Certificate of Incorporation for such corporation:


                                ARTICLE I - NAME

         The name of this corporation is Primacide, Inc.


                              ARTICLE II - DURATION

         The period of this corporation's duration is perpetual.


                        ARTICLE III - PURPOSES AND POWERS

         This corporation is organized to engage in any business activity within the United States as allowed by the Act as determined by the Board of Directors.

         The corporation shall have and exercise all powers necessary or convenient for the carrying out of any or all of the purposes for which it is organized.


                               ARTICLE IV - STOCK

         The aggregate number of shares of capital stock which this corporation shall be authorized to issue is 50,000,000 shares with a par value of .0001 per share.

         All shares of capital stock of this corporation shall be of the same class, common, and shall have the same rights and preferences.


               ARTICLE V - REGISTERED AGENT AND REGISTERED OFFICE

         The name of the initial registered agent and the address of the initial registered office of this corporation are as follows:

                                    Registered Agents, Ltd.
                                    1220 North Market Street, Suite 606
                                    Wilmington, Delaware 19801

                             ARTICLE VI - DIRECTORS

         The number of directors constituting the initial Board of Directors of this corporation shall be five (5). The names and addresses of the members of the initial Board of Directors, who shall serve until the first annual meeting of stockholders or until their successors are elected and qualified or until their earlier death, resignation or removal, are as follows:

         Gene Harkins, 3760 Highland Drive, Suite 500, Salt Lake City, Utah 84106 Merlin O. Baker, 3760 Highland Drive, Suite 500, Salt Lake City, Utah 84106 Gaylord Karren, 568 South Oak Drive, Woodland Hills, Utah 84653 John Hopkins, 451 North 150 East, Orem, Utah 84057 Dr. William E. Hahn, 13898 East Greenwood Drive, Aurora, Colorado 80014

         The number of directors can be increased to a number not to exceed nine
(9) by a super majority vote of 66 2/3 % of the issued shares.


                             ARTICLE VII - OFFICERS

         The initial officers of the corporation shall be:

         President:          Gene Harkins
         Vice President:     Gaylord Karren
         Vice President:     John Hopkins
         Vice President:     Dr. William E. Hahn
         Secretary:          Merlin O. Baker


                     ARTICLE VIII - AMENDMENT OF CERTIFICATE
                                OF INCORPORATION

         The Certificate of Incorporation may be amended by a super majority vote of 66 2/3% of the issued shares.

                       ARTICLE IX - ADOPTION AND AMENDMENT
                                   OF BY-LAWS

         The initial by-laws of this corporation shall be adopted by a vote of three of the five members of the initial Board of Directors and may be amended thereafter by a super majority vote of 66 2/3% of the issued shares.

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

                 ARTICLE X - LIMITATION ON DIRECTORS' LIABILITY

         To the fullest extent permitted by the Act, as the same now exists or may hereafter be amended, no director of this corporation shall be personally liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for actions under Section 174 of the Act, or
(iv) for any transaction from which a director derived an improper personal benefit.


                            ARTICLE XI - INCORPORATOR

         The name and address of the incorporator of this corporation is as follows:

            Name                                     Address

         Merlin O. Baker                    3760 Highland Drive,#500
                                                     Salt Lake City, Utah 84106

         The undersigned hereby states that he has read the foregoing Certificate of Incorporation, is familiar with the contents thereof, and verifies and affirms the truthfulness thereof. In witness whereof, the undersigned has executed these Certificate of Incorporation this _____ day of March, 2000.

                                            /s/ Merlin O. Baker
                                            ---------------------------------
                                             Merlin O. Baker, Incorporator


STATE OF UTAH              )
                                    : ss.
COUNTY OF SALT LAKE        )

         On the _____ day of March, 2000, personally appeared before me Merlin
O. Baker, whose identity was personally known to me or proved to me on the basis of satisfactory evidence, who in my presence voluntarily subscribed the foregoing Certificate of Incorporation and affirmed and verified that the contents thereof are true and correct.

                                                    /s/
                                                    ----------------------------
                                                    Notary Public


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